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                                                                   EXHIBIT(c)(8)

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MARTIN MARIETTA CORPORATION                     6801 Rockledge Drive
                                                Bethesda, Maryland 10617
                                                Telephone (301) 867-8186
NORMAN R. AUGUSTINE
Chairman and Chief Executive Officer
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                                                   March 25, 1994

Dr. Renso L. Caporali
Chairman & CEO
Grumman Corporation
1111 Stewart Avenue
Bethpage, NY 11714-3580

Dear Dr. Caporali

     This will confirm my comments in our telephone conversation last evening to the effect that whatever steps Grumman takes regarding the Martin Marietta and Northrop offers are, of course, Grumman decisions alone.

     If Grumman decides to establish bidding procedures, we would appreciate being advised promptly.

                                          Sincerely,

                                          [facsimile signature]

                                          Norman R. Augustine